Exhibit 99.1

CO – DIAGNOSTICS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014
ASSETS:
Current Assets
Cash	$33,805	$214,446
Other receivables	2,000	--
Prepaid expenses	116,120	8,045
Total current assets	151,925	222,491
Property and equipment, net	112,679	37,354
Long term prepaid expenses	106,326	--

Total assets	$370,930	$259,845

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):

Current Liabilities
Accounts payable	$98,857	$99,700
Accounts payable (related party)	15,000	7,891
Accrued expenses	116,028	13,626
Accrued expenses (related party)	276,894	--
Current notes payable net of $12,065 and $0 discount, respectively	487,935	--
Total current liabilities	994,714	121,217
Long-term Liabilities
Notes payable net of $787 and $0 discount, respectively	119,213	--
Notes payable (related party) net of $618 and $0 discount, respectively	404,382	--
Total long-term liabilities	523,595	--
Total liabilities	1,518,309	121,217

Commitments and contingencies

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $.001 par value, 180,000,000 shares authorized; 108,704,025 and 90,179,883 shares issued as of December 31, 2015 and 2014, respectively	108,704	90,180
Additional paid-in capital	2,278,443	1,539,806
Accumulated deficit	(3,534,526)	(1,491,358)
Total stockholders' equity (deficit)	(1,147,379)	138,628

Total liabilities and stockholders' equity (deficit)	$370,930	$259,845

See accompanying notes to consolidated financial statements.

CO – DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended
	December 31,
	2015	2014

Net sales	$10,000	$--
Cost of sales	--	--
Gross profit	10,000	--

Operating expenses:
Selling and marketing	281,101	226,652
Administrative and general	846,825	482,649
Research and development	806,913	311,476
Depreciation and amortization	43,140	13,597
Total operating expenses	1,977,979	1,034,374
Total operating loss	(1,967,979)	(1,034,374)

Other expense:
Interest expense	(75,189)	(13,750)
Total other expense	(75,189)	(13,750)

Loss before income taxes	(2,043,168)	(1,048,124)
Provision for income taxes	--	--
Net loss	$(2,043,168)	$(1,048,124)

Net loss per share – basic and diluted	$(0.02)	$(0.01)

Weighted average shares – basic and diluted	102,998,550	86,407,006

See accompanying notes to consolidated financial statements

CO – DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
 YEARS ENDED DECEMBER 31, 2014 AND 2015

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Subscriptions Receivable	Retained Earnings (Deficit)	Equity (Deficit)
Balance, December 31, 2013	85,714,285	$85,714	$1,214,286	$(825,000)	$(443,234)	$31,766

Common stock issued for cash	4,465,598	4,466	325,520	--	--	329,986

Collection of stock subscriptions receivable	--	--	--	825,000	--	825,000

Net loss	--	--	--	--	(1,048,124)	(1,048,124)

Balance, December 31, 2014	90,179,883	90,180	1,539,806	--	(1,491,358)	138,628

Common stock issued for cash	8,104,142	8,104	461,896	--	--	470,000

Common stock issued for services	4,000,000	4,000	227,980	--	--	231,980

Dna logix, inc. stock exchange	6,420,000	6,420	1,775	--	--	8,195

Stock-based compensation	--	--	45,498	--	--	45,498

Issuance of convertible debt warrants	--	--	1,488	--	--	1,488

Net loss	--	--	--	--	(2,043,168)	(2,043,168)

Balance, December 31, 2015	108,704,025	$108,704	$2,278,443	$--	$(3,534,526)	$(1,147,379)

See accompanying notes to consolidated financial statements

CO – DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(2,043,168)	$(1,048,124)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of common stock for services	9,662	--
Stock based compensation	45,498	--
Accretion of notes payable discount	23,019	--
Depreciation and amortization	43,140	13,597
Changes in assets and liabilities:
Decrease (increase) in prepaid and other assets	5,917	(4,261)
Increase in accounts payable and accrued expenses	385,561	113,560

Net cash used in operating activities	(1,530,371)	(925,228)

Cash flows from investing activities:
Purchase of fixed assets	(118,465)	(11,886)
Proceeds from stock exchange	8,195	--
Payments for lending to related parties	--	(183,470)

Net cash used by investing activities	(110,270)	(195,356)

Cash flows from financing activities:
Proceeds from equity financing	--	100,000
Proceeds from equity financing (related party)	470,000	229,986
Proceeds from debt financing	585,000	15,000
Proceeds from debt financing (related party)	405,000	--
Proceeds from stock subscriptions receivable	--	825,000
Principal payments on debt	--	(15,000)

Net cash provided by financing activities	1,460,000	1,154,986

Net increase (decrease) in cash	(180,641)	34,402

Cash beginning of period	214,446	180,044

Cash end of period	$33,805	$214,446

Supplemental disclosure of cash flow information:
Interest paid	$32,669	$150
Income taxes paid	$--	$--

Schedule of non-cash (investing) and financing activities:
Settlement of note payable and accrued unpaid interest	$--	$193,066
Settlement of related parties receivable	$--	$(193,066)
Warrants issued with convertible debt	$1,488	$--
Shares issued for acquisition	$8,195	$--
Shares issued for prepaid services	$231,980	$--

See accompanying notes to consolidated financial statements.

CO – DIAGNOSTICS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2015

Note 1 – Description of Business

Co-Diagnostics, Inc. ("Company," "CDI,"), a Utah corporation headquartered in Salt Lake City, Utah, is a molecular diagnostics company formed in April, 2013, that develops, manufactures and markets a new, state-of-the-art diagnostics technology.

For the year ended December 31, 2014 Co-Diagnostics, Inc. provided significant funding to DNA Logix, Inc. in the form of a purchase of four patent applications (the Original Technology) giving it the exclusive right to commercialize the Original Technology license such that they had become dependent upon one another's success.  Due to this co-dependency, the financial statements for the year ended December 31, 2014 contained in this report are presented combining the net operations of both companies.

In April 2014, the Company entered into an exclusive license agreement related to additional molecular diagnostic technology developed by Dr. Satterfield ("Co-Primer Technology") pursuant to which we paid license fees to DNA Logix.

In January 2015, the Company entered into a stock exchange agreement with Dr. Satterfield pursuant to which we acquired all of the issued and outstanding stock of DNA Logix, Inc., a corporation owned by Dr. Satterfield which was conducting all of our development work on the Original Technology and the Co-Primer Technology.  The Company issued 6,420,000 shares of our common stock in the exchange. Additionally, the Company received $8,195 in cash from DNA Logix, Inc.

The Company deemed the stock exchange transaction necessary in order to benefit from the DNA Logix lab receiving ISO 13485 and ISO 9001 lab certification for our tuberculosis tests. The Company is in the process of gaining ISO certification for all of the tests that the Company will design, develop, and sell in the future.  The ISO certification allows us to apply for CE marking for sales of our products in countries accepting the CE marking (not in the United States) without further governmental approvals.

CDI's diagnostics systems enable very rapid, low-cost, sophisticated molecular testing for organisms and genetic diseases by greatly automating historically complex procedures in both the development and administration of tests. CDI's newest technical advance involves a novel approach to PCR primer design (cooperative primers) that eliminates one of the key vexing issues of PCR amplification, the exponential growth of primer-dimer pairs which adversely interferes with identification of the target DNA. In addition CDI scientists have enhanced the understanding of the mathematics of DNA test design, so as to "engineer" a DNA test and automate algorithms to screen millions of possible designs to find the optimum DNA test design.  CDI's proprietary platform of Co-Dx™ technologies integrates and streamlines these steps as it analyzes biological samples.

Co-Diagnostics' CoDx™ portfolio of molecular diagnostics development products and tests represents a radical new advancement in the understanding of the molecular interactions of DNA. The Company uses highly specialized, proprietary cooperative-theory mathematics, leading to a revolutionary leap forward in the detection of infectious diseases, genetic disorders and other conditions. CoDx™ tests are a fraction of the cost of other DNA-based tests, designed for a new generation of affordable, mobile point-of-care diagnostic devices and compatible with many other devices, making state-of-the-art diagnostics available anywhere in the world, including developing countries.

The Company anticipates future revenues will be derived from licensing agreements and shared-revenue contracts with biotech companies (speed-to-market test development, companion diagnostics), CLIA-certified  clinical reference and research labs, HMO's, pharmacies, clinics and others looking for a low-cost, accurate, adaptable molecular diagnostics system. Additional revenues are expected from direct-selling it's TB, HIV, malaria and other infectious disease tests, as well as additional tests under development, to the private market, governments, charitable foundations and others.

CO – DIAGNOSTICS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2015

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses and has not demonstrated the ability to generate sufficient cash flows from operations to satisfy our liabilities and sustain operations. These factors raise substantial doubt about our ability to continue as a going concern.
We experienced negative cash flow used in operations during the twelve months ending December 31, 2015 of $1,530,371 compared to negative cash flow used in operations for the twelve months ended December 31, 2014 of $925,228.  The negative cash flow was met by cash reserves, sales of our common stock, and most recently from the issuances of short term debt. The amount of our operating deficit could decrease or increase significantly depending on strategic and other operating decisions, thereby affecting our need for additional capital.  We expect our operating expenses will continue until we are able to generate revenue.  To date, we have met our working capital needs primarily through funds received from sales of our common stock and from convertible debt financings.  Until our operations become profitable, we will continue to rely on proceeds received from external funding.  We expect additional investment capital may come from (i) additional private placements of our common stock with existing and new investors and (ii) the private placement of other securities with investors similar to those that have provided funding in the past.
Our continuation as a going concern is dependent on our ability to generate sufficient income and cash flow to meet our obligations on a timely basis and to obtain additional financing as may be required. The Company is actively seeking options to obtain additional capital and financing. The Company has commenced discussions with potential funding partners for a placement of our stock of up to $10,000,000.  There is no assurance the Company will be successful in our efforts. The accompanying statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Basis of Presentation

In the opinion of management, the accompanying audited combined financial statements of Co-Diagnostics, Inc. ("we" or the "Company") contain the adjustments, all of which are of a normal recurring nature, necessary to present fairly our financial position at December 31, 2015 and 2014 and the results of operations for the years ended December 31, 2015 and 2014, with the cash flows for years ended December 31, 2015 and 2014, respectively in conformity with U.S. generally accepted accounting principles. All intercompany accounts and transactions have been eliminated in consolidation.

Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, and highly liquid investments with maturities of three months or less, to be cash equivalents. At December 31, 2015 and 2014, the Company had no bank balances in excess of amounts insured by the Federal Deposit Insurance Corporation.  The Company has not experienced any losses in such accounts, and believe the Company is not exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable

Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when collected.

CO – DIAGNOSTICS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2015

At December 31, 2015 the Company had a $2,000 receivable owed by the State of Utah as a refund of excess remitted unemployment taxes. There were no receivables due at December 31, 2014.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the property, generally from three to five years.  Repairs and maintenance costs are expensed as incurred except when such repairs significantly add to the useful life or productive capacity of the asset, in which case the repairs are capitalized.

For the years ending December 31, 2015 and 2014 property and equipment consisted of the following:

	December 31,
	2015	2014
Computers and office equipment	$175,170	$57,282
Furniture and fixtures	2,715	2,138
Total	177,885	59,420
Less: accumulated depreciation	(65,206)	(22,066)
Total property and equipment, net	$112,679	$37,354

Total depreciation expense	$43,140	$13,597

Earnings (Loss) per Share

Basic earnings or loss per common share is computed by dividing net income or loss applicable to common shareholders by the weighted average number of shares outstanding during each period.  As the Company experienced net losses during the years ending December 31, 2015 and 2014 no common stock equivalents have been included in the diluted earnings per common share calculations as the effect of such common stock equivalents would be anti-dilutive. As of December 31, 2015 and 2014, there were 2,466,667 and 0 potentially dilutive shares, respectively.

Stock-based Compensation
The Company accounts for stock-based compensation under the provisions of FASB ASC Topic 718, Compensation—Stock Compensation   ("ASC 718"), which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors based on estimated fair values on the grant date. The Company estimates the fair value of stock-based awards on the date of grant using the Black-Scholes-Merton option-pricing model (the "Black-Scholes Model"). The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods using the straight-line method.

The Company estimates forfeitures at the time of grant and revises its estimate in subsequent periods if actual forfeitures differ from those estimates.

The Company accounts for stock-based compensation awards to non-employees in accordance with FASB ASC Topic 505-50, Equity-Based Payments to Non-Employees ("ASC 505-50"). Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

All issuances of stock options or other equity instruments to employees and non-employees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued. Any stock options issued to non-employees are recorded in expense and additional paid-in capital in shareholders' equity over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options at the end of each reporting period.

CO – DIAGNOSTICS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2015

Income Taxes

We account for income taxes in accordance with the asset and liability method of accounting for income taxes prescribed by ASC Topic 740.  Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled.

Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Revenue Recognition

The Company recognizes revenue when evidence exists that there is an arrangement between us and our customers, delivery of equipment sold or service has occurred, the selling price to our customers is fixed and determinable with required documentation, and collectability is reasonably assured. The Company recognize as deferred revenue, payments made in advance by customers for services not yet provided.

In instances where the Company has entered into license agreements with a third parties to use our technology within their product offering, the Company recognize any base or prepaid revenues over the term of the agreement and any per occurrence or periodic usage revenues in the period they are earned.

Research and Development

Research and development costs are expensed when incurred.  The Company expensed $806,913 and $311,476 of research and development costs for the years ended December 31, 2015 and 2014, respectively.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Such estimates include accounts receivable and inventory reserves, intangible assets and other long lived assets, legal and regulatory contingencies, income taxes, share based arrangements, the derivative liability and others. These estimates and assumptions are based on management's best estimates and judgments. Actual amounts and results could differ from those estimates.

Recent Accounting Pronouncements
From time to time, new accounting pronouncements are issued by the FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company's financial statements upon adoption.

CO – DIAGNOSTICS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2015
In February 2016, the FASB issued Accounting Standards Update ("ASU") No. 2016-02 Leases, which requires recognition of leased assets and liabilities on the balance sheet and disclosing key information about leasing arrangements.  This update is effective for annual periods and interim periods with those periods beginning after December 15, 2018.  The Company is evaluating the impact of this standard on its financial statements.
In July 2015, the FASB issued ASU 2015-11 Simplifying the Measurement of Inventory, that simplifies the subsequent measurement of inventories by replacing the current lower of cost or market test with a lower of cost or net realizable value test. The ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. Early adoption is permitted. The Company is still evaluating the impact this standard will have on its financial statements and related disclosures.
In April 2015, the FASB issued ASU No. 2015-03 Interest – Imputation of Interest, Simplifying the Presentation of Debt Issuance Cost. This standard provides guidance on the balance sheet presentation for debt issuance costs and debt discounts and debt premiums. To simplify the presentation of debt issuance costs, this standard requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. This ASU is effective for fiscal years beginning after December 15, 2015. The Company is still evaluating the impact this standard will have on its financial statements and related disclosures.

Note 2 – Notes Payable

There were no outstanding notes payable for the year ending December 31, 2014. The recorded value of our notes payable (net of debt discount) for the year ending December 31, 2015 were as follows:

December 31, 2015
Beaufort Capital Partners, LLC Convertible Note	$487,935
Co Diagnostics, Ltd. Revolving Line of Credit Promissory Note	305,000
Legends Capital Group, LLC Convertible Note	99,382
R. Phillip Zobrist Convertible Note	99,213
Pine Valley Investments, LLC. Revolving Line of Credit Promissory Note	20,000
Total	1,011,530
Less Current Portion	(487,935)
Total Long-term	$523,595

Annual principal payments are as follows:
Year	Amount
2016	$487,935
2017	523,595
2018	--
2019	--
2020	--
Total	$1,011,530

CO – DIAGNOSTICS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2015

Beaufort Capital Partners, LLC Convertible Note
On May 15, 2015 the Company entered into a $500,000 Convertible Promissory Note with Beaufort Capital Partners, LLC. The note bears a 12% annual interest rate and is due monthly. The principal was due on April 30, 2016 and because it was not paid, the note was in default. The holder filed a lawsuit in Third District Court in Salt Lake City, Utah and was awarded a judgment on June 6, 2016.  The holder has agreed to forbear any collection proceedings pursuant to a Forbearance Agreement dated August 8, 2016 through October 31, 2016 in consideration of interest payments which have been made since the Forbearance Agreement was executed.  The note contained a conversion feature allowing the principal and any unpaid accrued interest to be converted into common shares of the company at a rate of $.75 or 20% less than the price of the anticipated Initial Public Offering, whichever is less, per share at the discretion of the note holder. The conversion feature was not accounted for as a derivative because the equity received upon conversion was not readily convertible to cash. Similarly, the equity and liability components of the convertible note were not separately accounted for since the conversion price did not bear any relationship to the value of the privately held stock and the rendering the exercise of the conversion feature improbable than the par value of the stock, the convertible feature of the stock had no determinable value.

The Company received $490,000 on the origination date with $10,000 being withheld as points paid by the Company, additionally the Company paid a $25,000 finders fee. The $35,000 represented by the points and finders fee has been recorded as a discount to the principal of the note and is being accreted over the term of the note. For the year ending December 31, 2015, $22,934 was accreted for the note discount and included in interest expense. Interest of $37,500 related to the note principal was included in interest expense for the year ended December 31, 2015.

Co Diagnostics, Ltd. Revolving Line of Credit Promissory Note

On August 1, 2015 the Company entered into a Revolving Line of Credit Promissory Note with Co Diagnostics, Ltd a Turks and Caicos limited company, with a maximum limit on advances of $750,000. Co Diagnostics, Ltd. is a greater than 20% shareholder of the Company. The note bears a 12% annual interest rate on advances received. All accrued and unpaid interest along with the total sum of any outstanding advances is due on September 30, 2017. The note holder agrees that in the event the Company is able to file a Registration Statement for an Initial Public Offering on or before December 31, 2016, the note holder agrees to include the Note principal and accrued interest outstanding on the filing date with the Registration Statement to convert all of the Note principal and accrued interest to common stock of the Company. For the year ending December 31, 2015 the Company had an outstanding balance due on advances received of $305,000 and accrued interest of $10,761.

Legends Capital Group, LLC Convertible Note

On November 12, 2015 the Company entered into a $100,000 Convertible Promissory Note with Legends Capital Group, LLC, a Utah limited liability company. Legends Capital Group is a 12% shareholder of the Company and one of its members is a member of our Board of Directors. The note bears an 8.5% annual interest rate and is due semi annually. The principal is due on September 30, 2017.  The note contains a conversion feature allowing the principal and any unpaid accrued interest to be converted into common shares of the company at a rate of $1.00 or 20% less than the price of the anticipated Initial Public Offering, whichever is less, per share at the discretion of the note holder. The conversion feature was not accounted for as a derivative because the equity received upon conversion was not readily convertible to cash. Similarly, the equity and liability components of the convertible note were not separately accounted for since the conversion price did not bear any relationship to the value of the privately held stock and the rendering the exercise of the conversion feature improbable

The note holder also received a warrant to purchase up to 50,000 shares of our common stock at a price of the lesser of $1.50 or the offering price of an initial public offering of the Company common stock during the term of the warrant. The warrant expires on November 12, 2020. the Company calculated a note discount for the value of the warrant received by the note holder of $665 using a Black-Scholes pricing model with the following assumptions: (i) risk free interest rate 1.67%, (ii) expected life (in years) of 5; (iii) expected volatility of 97.71%; (iv) expected dividend yield of 0.00%; and (v) stock trading price of $0.058. The Company used the stock prices of a comparable company in determining the expected volatility. The $665 valuation of warrant is being accreted over the term of the note and for the year ended December 31, 2015, $47 was included in interest expense. Interest of $1,133 related to the note principal was included in interest expense for the year ended December 31, 2015.

CO – DIAGNOSTICS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2015

R. Phillip Zobrist Convertible Note

On December 1, 2015 the Company entered into a $100,000 Convertible Promissory Note with R. Phillip Zobrist.  The note bears an 8.5% annual interest rate and is due semi annually. The principal is due on September 30, 2017.  The note contains a conversion feature allowing the principal and any unpaid accrued interest to be converted into common shares of the company at a rate of $1.00 or 20% less than the price of the anticipated Initial Public Offering, whichever is less, per share at the discretion of the note holder. The conversion feature was not accounted for as a derivative because the equity received upon conversion was not readily convertible to cash. Similarly, the equity and liability components of the convertible note were not separately accounted for since the conversion price did not bear any relationship to the value of the privately held stock and the rendering the exercise of the conversion feature improbable.

The note holder also received a warrant to purchase up to 50,000 shares of our common stock at a price of the lesser of $1.00 or the offering price of an initial public offering of the Company common stock during the term of the warrant. The warrant expires on November 12, 2020. the Company calculated a note discount for the value of the warrant received by the note holder of $824 using a Black-Scholes pricing model with the following assumptions: (i) risk free interest rate 1.59%, (ii) expected life (in years) of 5; (iii) expected volatility of 97.60%; (iv) expected dividend yield of 0.00%; and (v) stock trading price of $0.058. The Company used the stock prices of a comparable company in determining the expected volatility. The $824 valuation of warrant is being accreted over the term of the note and for the year ended December 31, 2015, $37 was included in interest expense. Interest of $708 related to the note principal was included in interest expense for the year ended December 31, 2015.

Pine Valley Investments, LLC. Revolving Line of Credit Promissory Note

On December 30, 2015 the Company entered into a Revolving Line of Credit Promissory Note with Pine Valley Investments, LLC. a Utah limited liability company, with a maximum limit on advances of $100,000. The note bears a 12% annual interest rate on advances received. All accrued and unpaid interest along with the total sum of any outstanding advances are due on September 30, 2017. The note holder agrees that in the event the Company is able to file a Registration Statement for an Initial Public Offering on or before December 31, 2016, the note holder agrees to include the Note principal and accrued interest outstanding on the filing date with the Registration Statement to convert all of the Note principal and accrued interest to common stock of the Company. For the year ending December 31, 2015 the Company had an outstanding balance due on advances received of $20,000 and accrued interest of $5.

2014 Promissory Note

On August 18, 2014 Co-Diagnostics, Inc. entered into a $15,000 promissory note with a Trust. The note bore a 12% annual interest rate. The $15,000 principal and $150 of interest expense was paid on September 30, 2014.

Secured Convertible Promissory Note

On April 16, 2013 DNA Logix, Inc. entered into a $170,000 Secured Convertible Promissory Note with Henry Colman Satterfield III. The note bore an 8% annual interest rate and was due on April 16, 2017.  The note contained a conversion feature allowing the principal and any unpaid accrued interest to be converted into common shares of the company at a rate of $.30 per share at the discretion of the note holder. The conversion feature was not accounted for as a derivative because the equity received upon conversion was not readily convertible to cash. Similarly, the equity and liability components of the convertible note were not separately accounted for since the conversion price did not bear any relationship to the value of the privately held stock and the rendering the exercise of the conversion feature improbable.

On December 1, 2014 a Satisfaction of Promissory Note agreement was executed where in the Secured Convertible Promissory Note (Note) was satisfied and canceled under the following terms; 1) the $170,000 Note principal and $23,066 of accrued but unpaid interest shall be satisfied as of December 31, 2014, 2) the Note was hereby satisfied and of no further force nor effect and DNA Logix, Inc. shall have no further responsibility regarding the Note and 3) the Note Holder agreed to accept common stock from a shareholder of DNA Logix, Inc. in satisfaction of the Note and DNA Logix, Inc. had no obligation to issue any shares of common stock to the note Holder. For the 12 months ending December 31, 2014, $13,600 was included in interest expense. The satisfaction of the Note was accomplished between a shareholder of DNA Logix, Inc and the Note Holder.  See Note #4.  No income statement recognition has been included on the financial statements of the Company at December 31, 2014 as a result of this satisfaction.

CO – DIAGNOSTICS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2015

Note 3 – Stock-based Compensation
In accordance with ASC Topic 718, stock-based compensation cost is estimated at the grant date, based on the estimated fair value of the awards, and recognized as expense ratably over the requisite service period of the award for awards expected to vest.
Stock Incentive Plans
Under the Co Diagnostics, Inc 2015 Long-term Incentive Plan (the "2015 Plan"), the board of directors may issue incentive stock options, share equivalents such as restricted stock awards, stock bonus awards, performance shares and restricted stock units to employees and directors and non-qualified stock options to consultants of the company.  Options generally expire ten years after being granted.  Options granted vest in accordance with the vesting schedule determined by the board of directors, usually ratably over a three-year vesting schedule upon anniversary date of the grant with the first 1/3 vesting on the grant date.  Should an employee terminate before the vesting period is completed, the unvested portion of each grant is forfeited. The Company have used the Black-Scholes valuation model to estimate fair value of our stock-based awards, which requires various judgmental assumptions including estimated stock price volatility, forfeiture rates, and expected life.  Our computation of expected volatility is based on market-based implied volatility.  The 2015 Plan reserves an aggregate of 6,000,000 shares.  The number of unissued stock options authorized under the 2015 Plan at December 31, 2015 was 4,500,000.

Stock Options
The Company estimates the fair value of stock option awards granted beginning January 1, 2015 using the Black-Scholes option-pricing model.  The Company then amortizes the fair value of awards expected to vest on a straight-line basis over the requisite service periods of the awards, which is generally the period from the grant date to the end of the vesting period.  The Black-Scholes valuation model requires various judgmental assumptions including the estimated volatility, risk-free interest rate and expected option term.  Our computation of expected volatility is based on market-based implied volatility.  The risk-free interest rate was based on the yield curve of a zero-coupon U.S. Treasury bond on the date the stock option award was granted with a maturity equal to the expected term of the stock option award.  The expected option term is derived from an analysis of historical experience of similar awards combined with expected future exercise patterns based on several factors including the strike price in relation to the current and expected stock price, the minimum vest period and the remaining contractual period.
The fair values for the options granted in 2015 were estimated at the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions:
Year Ended December 31, 2015
Risk free interest rate	1.22%
Expected life (in years)	5.5
Expected volatility	97.73%
Expected dividend yield	0.00%
Stock price	$0.058

The weighted average fair value of options granted during the year ended December 31, 2015 was $0.04 per share.

CO – DIAGNOSTICS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2015

Warrants
The Company estimates the fair value of issued warrants on the date of issuance as determined using a Black-Scholes pricing model.  The Company amortizes the fair value of issued warrants using a vesting schedule based on the terms and conditions of each associated underling contract, as earned.  The Black-Scholes valuation model requires various judgmental assumptions including the estimated volatility, risk-free interest rate and warrant expected exercise term.  Our computation of expected volatility is based on a combination of historical and market-based implied volatility.  The risk-free interest rate was based on the yield curve of a zero-coupon U.S. Treasury bond on the date the warrant was issued with a maturity equal to the expected term of the warrant.
The fair values for the warrants granted in 2015 were estimated at the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions:
December, 31, 2015
Risk free interest rate	1.59%-1.67%
Expected life (in years)	5.0
Expected volatility	97.60%-97.71%
Expected dividend yield	0.00%
Stock price	$0.058

The weighted average fair value of warrants granted during the years ended December 31, 2015 was $0.013-$0.017 per share.
For the year ended December 31, 2015 the Company recognized $45,498 of stock based compensation expense recorded in our general and administrative department for options granted to 10 employees of the company to purchase an aggregate of 1,550,000 shares of our common stock.  Additionally, the Company issued an aggregate of 100,000 warrants to two of our convertible note holders.

The following table summarizes option and warrant activity during the year ended December 31, 2015.

	Options and Warrants Outstanding	Weighted Average Exercise Price	Weighted Average Fair Value	Weighted Average Remaining Contractual Life (years)
Outstanding at January 1, 2015	--	$--	$--	--
Options granted	1,550,000	0.05	0.04	9.05
Warrants issued	100,000	1.25	0.01	4.90
Expired	--	--	--	--
Forfeited options	(50,000)	0.05	0.04	9.05
Forfeited warrants	--	--	--	--
Exercised	--	--	--	--

Outstanding at December 31, 2015	1,600,000	$0.13	$0.04	8.79

CO – DIAGNOSTICS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2015

The following table summarizes information about stock options and warrants outstanding at December 31, 2015.
	Outstanding			Exercisable
		Weighted Average Remaining	Weighted Average		Weighted Average
Range of Exercise Prices	Number Outstanding	Contractual Life (years)	Exercise Price	Number Exercisable	Exercise Price
$0.05-0.99	1,500,000	9.05	$0.05	1,000,000	$0.05
1.00-1.50	100,000	4.90	1.25	100,000	1.25
$0.05-1.50	1,600,000	8.79	$0.13	1,100,000	$0.16

There were no options exercised in the year ended December 31, 2015.
Total unrecognized stock-based compensation was $22,455 at December 31, 2015, which the Company expects to recognize over the next year in accordance with vesting provisions.

Fair Value Measurements

The carrying amounts of our accounts receivable, accounts payable and accrued liabilities approximate their fair values due to their immediate or short-term maturities.  The aggregate carrying amount of the notes payable approximates fair value as the individual notes bear interest at market interest rates and there has not been a significant change in our operations and risk profile.

Note 4 – Related Party Transactions

The Company acquired the exclusive rights to the Co-Primer technology pursuant to a license agreement between us and Dr. Satterfield dated April, 2014, and pursuant to which the Company pay Dr. Satterfield minimum royalty payments of $30,000 per month until the Company receive an equity funding of at least $4,000,000, at which time the payments increase to $60,000 per month for the remainder of the year at which time the payments increase again unless renegotiated.  For the year ending December 31, 2015 the Company included a $360,000 expense for this license agreement in research and development.  For the year ending December 31, 2014, Co – Diagnostics, Inc, paid DNA Logix, Inc an aggregate of $270,000 for Dr. Satterfield's license fee which was eliminated in the consolidation of the financial statements contained in this report.

During 2015 the Company financed our operations through short term loans with related parties and through the deferral of payment to related parties for expenses incurred.  In total the Company accrued $276,894 in expenses and had accounts payable of $15,000 for technology royalties, consulting fees, and interest on related party debts at December 31, 2015.  In addition the Company had long-term notes outstanding from two related party entities totaling $404,382 at December 31, 2015.

At December 31, 2014 Dr. Satterfield's drawing account with DNA Logix, Inc. was $193,066 resulting from an overage in the drawing account.  In satisfaction of the drawing account and to settle the secured convertible promissory note and accrued unpaid interest, the Note Holder agreed to accept shares of DNA Logix, Inc, held by Dr. Satterfield in exchange for $193,066 of principal and interest due.  No income statement recognition has been included on the financial statements of the Company at December 31, 2014 as a result of this satisfaction.

CO – DIAGNOSTICS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2015
Note 5 – Lease Obligations

Our executive offices are located at 8160 S Highland Dr. Sandy Utah 84093.The Company occupies three suites at an executive office facility on a month to month basis at a rate of $1,555 plus usage charges per month.  Our laboratory and product development facility is located at 585 W 500 S Bountiful Utah, 84010, and consists of approximately 3,971 square feet of space leased under a multi-year contract at a rate of $3,671 per month which expires on December 31, 2016. The Company's lease rent obligation is as followings:

Year	Amount
2016	$44,052
Total	$44,052

Note 6 – Income Taxes

 Net deferred tax assets consist of the following components as of December 31, 2015 and 2014:

	2015	2014

Deferred tax assets
NOL carry-forward	$1,009,800	$543,500
Sec 179 carry-forwards	2,400	2,400
Depreciation	11,100	8,600

Valuation allowance	(1,023,300)	(554,500)
Net deferred tax asset	$--	$--
 The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended December 31, 2015 and 2014 due to the following:
	2015	2014

Book loss	$(799,500)	$(517,800)
Depreciation	(1,400)	5,300
Meals and entertainment	1,000	1,300
Other non-deductible expenses	21,500	--
Change in valuation allowance	778,400	511,200
	$-	$-

At December 31, 2015 the Company had net operating loss carry-forwards of approximately $2,589,000 that may be offset against future taxable income from the year 2016 through 2032.  No tax benefit has been reported in the December 31, 2015 and 2014 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.  Additionally, DNA Logix, Inc. is a pass through entity and therefore no provision or liability for federal income tax has been included in the consolidated financial statements for that entity.
Due to change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carry-forwards may be limited as to use in future years.
The Company's policy on the classification of interest and penalties related to income taxes is to recognize the interest and penalties in the period incurred.  There were no penalties or interest incurred for the years ending December 31, 2015 and 2014 related to income taxes.0.  2013, 2014 and 2105 are the tax years that remain subject to IRS and state examination.

CO – DIAGNOSTICS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2015
Note 7 – Equity

2015

For the year ended December 31, 2015 the Company issued 8,104,142 shares of our common stock to a single corporation for $470,000.

For the year ended December 31, 2015 the Company issued warrants to purchase 50,000 shares of our common stock with an exercise price of $1.50 to one company.  The Company also issued warrants to purchase 50,000 shares of our common stock with an exercise price of $1.00 to one individual.  These warrants were issued to our convertible note holders with an aggregate value of $1,488.

For year ended December 31, 2015 the Company issued 6,420,000 shares of our common stock to DNA Logix, Inc. in exchange for all of DNA Logix, Inc.'s issued and outstanding shares, additionally the Company received $8,195 in cash.

For year ended December 31, 2015 the Company issued 4,000,000 shares of our common stock a single corporation pursuant to a services agreement valued at $231,980.  The term of the services agreement expires on May 31, 2017. For the year ending December 31, 2015 the Company included $9,662 related to the services provided in general and administrative expense.

2014
For year ended December 31, 2014 the Company issued 4,465,598 shares of our common stock to 2 companies valued at $329,986. Additionally the Company received $825,000 from the receipt of subscriptions receivable.

Note 8 – Subsequent Events.

In January 2016, The Board of Directors issued an aggregate of 1,800,000 stock options, with an exercise price of $.05 per share, to 10 employees and 1 consultant for services rendered.

During 2016 the Company borrowed an aggregate of $304,985 from two related parties.  These notes bear a 12% annual interest rate and are payable on September 30, 2017.  The note holders agree that in the event the Company is able to file a Registration Statement for an Initial Public Offering on or before December 31, 2016, the note holders agree to include the Note principal and accrued interest outstanding on the filing date with the Registration Statement to convert all of the Note principal and accrued interest to common stock of the Company.

During 2016 the Company borrowed an aggregate of $208,500 from five companies.  These notes bear a 12% annual interest rate and are payable on September 30, 2017.  The note holders agree that in the event the Company is able to file a Registration Statement for an Initial Public Offering on or before December 31, 2016, the note holders agree to include the Note principal and accrued interest outstanding on the filing date with the Registration Statement to convert all of the Note principal and accrued interest to common stock of the Company.

During 2016 the Company borrowed $200,000 from an individual who is an accredited investor.  The note bears a 12% annual interest rate.  All accrued and unpaid interest along with the principal amount of the note is due on December 31, 2017.

On October 13, 2016, the Company entered into an exclusive license agreement (the "License Agreement") with Watermark Group, Inc. for certain of the Company's diagnostics tests. The Company received $500,000 as an initial license royalty and as part of the transaction purchased sixty five (65%) percent of Watermark for $55,000 and will consolidate its operations in the future.

The Company evaluated subsequent events pursuant to ASC Topic 855 and have determined that there are no additional events that need to be reported.

Haynie & Company
Certified Public Accountants (a professional corporation)
50 West Broadway, Suite 600 Salt Lake City, UT 84101 (801) 532-7800 Fax (801) 328-4461

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Co-Diagnostics, Inc. and subsidiaries
Sandy, Utah

We have audited the accompanying consolidated balance sheets of Co-Diagnostics, Inc. as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Co-Diagnostics, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 1 to the financial statements, the Company does not generate significant revenue, and has negative cash flows from operations. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Haynie & Company
Haynie & Company
Salt Lake City, Utah
November 1, 2016

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